Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2020 FOURTH QUARTER AND
FULL YEAR RESULTS

Fourth Quarter Gross Margin Increased 290 Basis Points

$95 Million Year-over-Year Improvement in Fiscal 2020 Pretax Income

61% Year-over-Year Increase in Consolidated Backlog Dollars at Year End to $1.42 Billion

Fourth Quarter Consolidated Contracts per Community Improved 74% Year-over-Year

MATAWAN, NJ, December 9, 2020 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal fourth quarter and year ended October 31, 2020.

RESULTS FOR the Fourth Quarter and Year ENDED October 31, 2020:

●

Total revenues were $683.4 million in the fourth quarter of fiscal 2020, compared with $713.6 million, a decrease of 4.2%, in the same period of the prior year. For the year ended October 31, 2020, total revenues increased 16.2% to $2.34 billion compared with $2.02 billion in the prior fiscal year.

●

Homebuilding gross margin percentage, after cost of sales interest expense and land charges, increased 290 basis points to 17.4% for the three months ended October 31, 2020 compared with 14.5% during the same period a year ago. During fiscal 2020, homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 14.7% compared with 14.2% last year.

●

Homebuilding gross margin percentage, before cost of sales interest expense and land charges, increased 130 basis points to 20.2% during the fiscal 2020 fourth quarter compared with 18.9% in last year’s fourth quarter. For the year ended October 31, 2020, homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 18.4% compared with 18.1% in the prior year.

●

Total SG&A was $65.6 million, or 9.6% of total revenues, in the fiscal 2020 fourth quarter compared with $53.9 million, or 7.6% of total revenues, in the previous year’s fourth quarter. During fiscal 2020, total SG&A was $241.8 million, or 10.3% of total revenues, compared with $233.1 million, or 11.6% of total revenues, in the prior fiscal year.

●

Total interest expense was $40.6 million for the fourth quarter of fiscal 2020 compared with $50.3 million during the fourth quarter of fiscal 2019. For the year ended October 31, 2020, total interest expense was $178.1 million compared with $160.8 million last year.

●

Income from unconsolidated joint ventures was $3.1 million for the fourth quarter ended October 31, 2020 compared with $8.4 million in the fiscal 2019 fourth quarter. For fiscal 2020, income from unconsolidated joint ventures was $16.6 million compared with $28.9 million a year ago.

●

Income before income taxes for the fourth quarter of fiscal 2020 was $42.4 million compared with a loss of $0.6 million in the fourth quarter of the prior fiscal year. For fiscal 2020, income before income taxes was $55.4 million compared with a loss of $39.7 million during fiscal 2019.

●

Adjusted pretax income, which is income before income taxes excluding land-related charges, joint venture write-downs and gain or loss on extinguishment of debt, was $45.1 million in the fourth quarter of fiscal 2020 compared with income before these items of $44.5 million in the fiscal 2019 fourth quarter. For the year ended October 31, 2020, adjusted pretax income was $50.9 million compared with income before these items of $9.9 million during fiscal 2019.

●

Net income was $40.6 million, or $5.54 per diluted common share, for the three months ended October 31, 2020 compared with a net loss of $1.8 million, or $0.30 per common share, in the fourth quarter of the previous fiscal year. For fiscal 2020, net income was $50.9 million, or $7.03 per diluted common share, compared with a net loss of $42.1 million, or $7.06 per common share, in fiscal 2019.

●

EBITDA increased 65.9% to $84.5 million for the fourth quarter of fiscal 2020 compared with $50.9 million in the same quarter of the prior year. For fiscal 2020, EBITDA increased 90.6% to $238.8 million compared with $125.3 million in fiscal 2019.

●

Financial services income before income taxes was $12.1 million for the fourth quarter of fiscal 2020, up 34.1% compared with $9.0 million in the fourth quarter of fiscal 2019. For fiscal 2020, financial services income before income taxes was $32.1 million, up 82.1% compared with $17.6 million one year ago.

●

Consolidated contracts per community increased 73.7% to 16.5 contracts per community for the fourth quarter ended October 31, 2020 compared with 9.5 contracts per community in last year’s fourth quarter. Contracts per community, including domestic unconsolidated joint ventures(1), increased 74.7% to 15.9 for the fourth quarter of fiscal 2020 compared with 9.1 for the fourth quarter of fiscal 2019.

●

The number of consolidated contracts increased 42.6% to 1,918 homes during the fiscal 2020 fourth quarter, compared with 1,345 homes in last year’s fourth quarter. The number of contracts, including domestic unconsolidated joint ventures, for the three months ended October 31, 2020, increased 44.9% to 2,143 homes from 1,479 homes during the same quarter a year ago.

●

For fiscal 2020, the number of consolidated contracts increased 30.2% to 6,953 homes compared with 5,340 homes in fiscal 2019. The number of contracts, including domestic unconsolidated joint ventures, for the year ended October 31, 2020, increased 28.7% to 7,692 homes from 5,976 homes a year ago.

●

As of the end of the fourth quarter of fiscal 2020, community count, including domestic unconsolidated joint ventures, was 135 communities, compared with 162 communities at October 31, 2019. Consolidated community count was 116 as of October 31, 2020, compared with 141 communities at the end of the previous year’s fourth quarter. The decline was primarily a result of selling out of communities at a faster than anticipated pace, 15 delayed community openings and contributing four consolidated communities to unconsolidated joint ventures earlier this year.

●

For November 2020, consolidated contracts per community increased 48.3% to 4.3 compared with 2.9 for the same month one year ago. During November 2020, the number of consolidated contracts increased 22.0% to 493 homes from 404 homes in November 2019.

●

The dollar value of consolidated contract backlog, as of October 31, 2020, increased 61.3% to $1.42 billion compared with $880.1 million as of October 31, 2019. The dollar value of contract backlog, including domestic unconsolidated joint ventures, as of October 31, 2020, increased 54.0% to $1.60 billion compared with $1.04 billion as of October 31, 2019.

●

Consolidated deliveries were 1,572 homes in the fiscal 2020 fourth quarter compared with 1,709 homes in the previous year’s fourth quarter. For the fiscal 2020 fourth quarter, deliveries, including domestic unconsolidated joint ventures, were 1,735 homes compared with 1,941 homes during the fourth quarter of fiscal 2019.

●

For fiscal 2020, consolidated deliveries increased 15.0% to 5,686 homes compared with 4,946 homes in the previous year. For fiscal 2020, deliveries, including domestic unconsolidated joint ventures, increased 12.3% to 6,414 homes compared with 5,713 homes during fiscal 2019.

●

The contract cancellation rate for consolidated contracts was 18% for the fourth quarter ended October 31, 2020 compared with 21% in the fiscal 2019 fourth quarter. The contract cancellation rate for contracts including domestic unconsolidated joint ventures was 17% for the fourth quarter of fiscal 2020 compared with 22% in the fourth quarter of the prior year.

(1)When we refer to “Domestic Unconsolidated Joint Ventures”, we are excluding results from our single community unconsolidated joint venture in the Kingdom of Saudi Arabia (KSA).

Liquidity AND Inventory as of October 31, 2020:

●

During the fourth quarter of fiscal 2020, land and land development spending was $229.3 million, an increase compared with $162.8 million in last year’s fourth quarter. For the year ended October 31, 2020, land and land development spending was $624.2 million compared with $562.8 million one year ago.

●	Total liquidity at the end of the fourth quarter of fiscal 2020 was $399.1 million, significantly above our targeted liquidity range of $170 million to $245 million.

●	In the fourth quarter of fiscal 2020, 2,400 lots were put under option or acquired in 28 consolidated communities.

●	As of October 31, 2020, consolidated lots controlled totaled 26,049, which, based on trailing twelve-month deliveries, equaled a 4.6 years’ supply.

Comments from ManAGEMENT:

“We are pleased with our results for the fourth quarter of fiscal 2020. Our total revenues, gross margin percentage, adjusted EBITDA and adjusted pretax income exceeded the guidance that we gave on our third quarter conference call,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “Demand for new homes remains strong due to historically low interest rates, a limited supply of existing homes, favorable demographic trends and strong consumer demand. Starting in June, we pivoted to increasing home prices, consciously trading off a slightly lower sales pace for improved margins,” said Mr. Hovnanian.

“Looking back on the full year results, the $55 million of pretax income for fiscal 2020 was the highest level of full year profitability we achieved since fiscal 2006. Given our $1.4 billion consolidated contract backlog, more than 60% ahead of last year, we expect that fiscal 2021 will be a year when we can grow our revenues to between $2.5 and $2.7 billion, achieve more operating efficiencies and further improve our profitability,” stated Mr. Hovnanian. “We currently control all the lots needed to meet our growth expectations in fiscal 2021. Furthermore, we control almost 90% of the lots needed to meet our delivery objectives for fiscal 2022. After ending the year with $399 million of liquidity, significantly above our targeted range, our land acquisition teams remain busy securing additional land parcels to achieve our home delivery goals for fiscal 2022 and beyond,” concluded Mr. Hovnanian.

Webcast Information:

Hovnanian Enterprises will webcast its fiscal 2020 fourth quarter financial results conference call at 11:00 a.m. E.T. on Wednesday, December 9, 2020. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and loss (gain) on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net income (loss). The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net income (loss) is presented in a table attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

Adjusted pretax income, which is defined as income before income taxes excluding land-related charges, joint venture write-downs and loss (gain) on extinguishment of debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income (loss) before income taxes. The reconciliation for historical periods of adjusted pretax income to income (loss) before income taxes is presented in a table attached to this earnings release.

Total liquidity is comprised of $262.5 million of cash and cash equivalents, $11.6 million of restricted cash required to collateralize letters of credit and $125.0 million availability under the senior secured revolving credit facility as of October 31, 2020.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) the outbreak and spread of COVID-19 and the measures that governments, agencies, law enforcement and/or health authorities implement to address it; (2) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (3) adverse weather and other environmental conditions and natural disasters; (4) the seasonality of the Company’s business; (5) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (6) shortages in, and price fluctuations of, raw materials and labor, including due to changes in trade policies and the imposition of tariffs and duties on homebuilding materials and products and related trade disputes with, and retaliatory measures taken by, other countries; (7) reliance on, and the performance of, subcontractors; (8) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (9) increases in cancellations of agreements of sale; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (13) levels of competition; (14) utility shortages and outages or rate fluctuations; (15) information technology failures and data security breaches; (16) negative publicity; (17) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (18) availability and terms of financing to the Company; (19) the Company’s sources of liquidity; (20) changes in credit ratings; (21) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (22) operations through unconsolidated joint ventures with third parties; (23) significant influence of the Company’s controlling stockholders; (24) availability of net operating loss carryforwards; (25) loss of key management personnel or failure to attract qualified personnel; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2020 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Hovnanian Enterprises, Inc.
October 31, 2020
Statements of consolidated operations
(In thousands, except per share data)
	Three Months Ended		Year Ended
	October 31,		October 31,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Total revenues	$683,358	$713,590	$2,343,901	$2,016,916
Costs and expenses (1)	644,060	680,116	2,318,400	2,043,080
(Loss) gain on extinguishment of debt	-	(42,436)	13,337	(42,436)
Income from unconsolidated joint ventures	3,146	8,376	16,565	28,932
Income (loss) before income taxes	42,444	(586)	55,403	(39,668)
Income tax provision	1,810	1,221	4,475	2,449
Net income (loss)	$40,634	$(1,807)	$50,928	$(42,117)

Per share data:
Basic:
Net income (loss) per common share	$5.97	$(0.30)	$7.48	$(7.06)
Weighted average number of common shares outstanding (2)	6,221	5,982	6,189	5,968
Assuming dilution:
Net income (loss) per common share	$5.54	$(0.30)	$7.03	$(7.06)
Weighted average number of common shares outstanding (2)	6,699	5,982	6,584	5,968

(1) Includes inventory impairment loss and land option write-offs.
(2) For periods with a net (loss), basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
October 31, 2020
Reconciliation of income before income taxes excluding land-related charges, joint venture write-downs and loss (gain) on extinguishment of debt to income (loss) before income taxes
(In thousands)
	Three Months Ended		Year Ended
	October 31,		October 31,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Income (loss) before income taxes	$42,444	$(586)	$55,403	$(39,668)
Inventory impairment loss and land option write-offs	2,611	2,687	8,813	6,288
Unconsolidated joint venture investment write-downs	-	-	-	854
Loss (gain) on extinguishment of debt	-	42,436	(13,337)	42,436
Income before income taxes excluding land-related charges, joint venture write-downs and loss (gain) on extinguishment of debt (1)	$45,055	$44,537	$50,879	$9,910

(1) Income before income taxes excluding land-related charges, joint venture write-downs and loss (gain) on extinguishment of debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income (loss) before income taxes.

Hovnanian Enterprises, Inc.
October 31, 2020
Gross margin
(In thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Year Ended
	October 31,		October 31,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Sale of homes	$643,516	$692,146	$2,252,029	$1,949,682
Cost of sales, excluding interest expense and land charges (1)	513,416	561,284	1,837,332	1,596,237
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	130,100	130,862	414,697	353,445
Cost of sales interest expense, excluding land sales interest expense	15,707	27,556	74,174	70,520
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	114,393	103,306	340,523	282,925
Land charges	2,611	2,687	8,813	6,288
Homebuilding gross margin	$111,782	$100,619	$331,710	$276,637

Homebuilding gross margin percentage	17.4%	14.5%	14.7%	14.2%
Homebuilding gross margin percentage, before cost of sales interest expense and land charges (2)	20.2%	18.9%	18.4%	18.1%
Homebuilding gross margin percentage, after cost of sales interest expense, before land charges (2)	17.8%	14.9%	15.1%	14.5%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Year Ended
	October 31,		October 31,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Land and lot sales	$16,805	$1,161	$16,905	$9,211
Land and lot sales cost of sales, excluding interest and land charges (1)	10,993	1,150	11,154	8,540
Land and lot sales gross margin, excluding interest and land charges	5,812	11	5,751	671
Land and lot sales interest	84	-	156	205
Land and lot sales gross margin, including interest and excluding land charges	$5,728	$11	$5,595	$466

(1) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Consolidated Statements of Operations.

(2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

Hovnanian Enterprises, Inc.
October 31, 2020
Reconciliation of adjusted EBITDA to net income (loss)
(Dollars in thousands)

	Three Months Ended		Year Ended
	October 31,		October 31,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Net income (loss)	$40,634	$(1,807)	$50,928	$(42,117)
Income tax provision	1,810	1,221	4,475	2,449
Interest expense	40,648	50,299	178,131	160,781
EBIT (1)	83,092	49,713	233,534	121,113
Depreciation and amortization	1,407	1,230	5,304	4,172
EBITDA (2)	84,499	50,943	238,838	125,285
Inventory impairment loss and land option write-offs	2,611	2,687	8,813	6,288
Loss (gain) on extinguishment of debt	-	42,436	(13,337)	42,436
Adjusted EBITDA (3)	$87,110	$96,066	$234,314	$174,009

Interest incurred	$41,660	$43,566	$176,457	$165,906

Adjusted EBITDA to interest incurred	2.09	2.21	1.33	1.05

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs and loss (gain) on extinguishment of debt.

Hovnanian Enterprises, Inc.
October 31, 2020
Interest incurred, expensed and capitalized
(In thousands)

	Three Months Ended		Year Ended
	October 31,		October 31,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Interest capitalized at beginning of period	$63,998	$77,997	$71,264	$68,117
Plus interest incurred	41,660	43,566	176,457	165,906
Less interest expensed	40,648	50,299	178,131	160,781
Less interest contributed to unconsolidated joint venture (1)	-	-	4,580	1,978
Interest capitalized at end of period (2)	$65,010	$71,264	$65,010	$71,264

(1) Represents capitalized interest which was included as part of the assets contributed to the joint ventures the Company entered into in December 2019 and June 2019 during the years ended October 31, 2020 and 2019, respectively. There was no impact to the Consolidated Statement of Operations as a result of these transactions.

(2) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	October 31,	October 31,
(In thousands)	2020	2019
ASSETS
Homebuilding:
Cash and cash equivalents	$262,489	$130,976
Restricted cash and cash equivalents	14,731	20,905
Inventories:
Sold and unsold homes and lots under development	921,594	993,647
Land and land options held for future development or sale	91,957	108,565
Consolidated inventory not owned	182,224	190,273
Total inventories	1,195,775	1,292,485
Investments in and advances to unconsolidated joint ventures	103,164	127,038
Receivables, deposits and notes, net	33,686	44,914
Property, plant and equipment, net	18,185	20,127
Prepaid expenses and other assets	58,705	45,704
Total homebuilding	1,686,735	1,682,149

Financial services	140,607	199,275
Total assets	$1,827,342	$1,881,424

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$135,122	$203,585
Accounts payable and other liabilities	359,274	320,193
Customers’ deposits	48,286	35,872
Liabilities from inventory not owned, net of debt issuance costs	131,204	141,033
Senior notes and credit facilities (net of discount, premium and debt issuance costs)	1,431,110	1,479,990
Accrued interest	35,563	19,081
Total homebuilding	2,140,559	2,199,754

Financial services	119,045	169,145
Income taxes payable	3,832	2,301
Total liabilities	2,263,436	2,371,200

Equity:
Hovnanian Enterprises, Inc. stockholders' equity deficit:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at October 31, 2020 and 2019	135,299	135,299
Common stock, Class A, $0.01 par value - authorized 16,000,000 shares; issued 5,990,310 shares at October 31, 2020 and 5,973,727 shares at October 31, 2019	60	60
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) - authorized 2,400,000 shares; issued 649,886 shares at October 31, 2020 and 650,363 shares at October 31, 2019	7	7
Paid in capital - common stock	718,110	715,504
Accumulated deficit	(1,175,045)	(1,225,973)
Treasury stock - at cost – 470,430 shares of Class A common stock and 27,669 shares of Class B common stock at October 31, 2020 and 2019	(115,360)	(115,360)
Total Hovnanian Enterprises, Inc. stockholders’ equity deficit	(436,929)	(490,463)
Noncontrolling interest in consolidated joint ventures	835	687
Total equity deficit	(436,094)	(489,776)
Total liabilities and equity	$1,827,342	$1,881,424

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended October 31,		Year Ended October 31,
	2020	2019	2020	2019

Revenues:
Homebuilding:
Sale of homes	$643,516	$692,146	$2,252,029	$1,949,682
Land sales and other revenues	17,350	1,971	19,710	13,082
Total homebuilding	660,866	694,117	2,271,739	1,962,764
Financial services	22,492	19,473	72,162	54,152
Total revenues	683,358	713,590	2,343,901	2,016,916

Expenses:
Homebuilding:
Cost of sales, excluding interest	524,409	562,434	1,848,486	1,604,777
Cost of sales interest	15,791	27,556	74,330	70,725
Inventory impairment loss and land option write-offs	2,611	2,687	8,813	6,288
Total cost of sales	542,811	592,677	1,931,629	1,681,790
Selling, general and administrative	39,374	36,310	161,261	166,784
Total homebuilding expenses	582,185	628,987	2,092,890	1,848,574

Financial services	10,383	10,446	40,060	36,525
Corporate general and administrative	26,213	17,572	80,553	66,364
Other interest	24,857	22,743	103,801	90,056
Other operations	422	368	1,096	1,561
Total expenses	644,060	680,116	2,318,400	2,043,080
(Loss) gain on extinguishment of debt	-	(42,436)	13,337	(42,436)
Income from unconsolidated joint ventures	3,146	8,376	16,565	28,932
Income (loss) before income taxes	42,444	(586)	55,403	(39,668)
State and federal income tax provision:
State	1,810	1,221	4,475	2,449
Federal	-	-	-	-
Total income taxes	1,810	1,221	4,475	2,449
Net income (loss)	$40,634	$(1,807)	$50,928	$(42,117)

Per share data:
Basic:
Net income (loss) per common share	$5.97	$(0.30)	$7.48	$(7.06)
Weighted-average number of common shares outstanding	6,221	5,982	6,189	5,968
Assuming dilution:
Net income (loss) per common share	$5.54	$(0.30)	$7.03	$(7.06)
Weighted-average number of common shares outstanding	6,699	5,982	6,584	5,968

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)
		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		October 31,			October 31,			October 31,
		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Northeast
(NJ, PA)	Home	95	72	31.9%	78	112	(30.4)%	130	152	(14.5)%
	Dollars	$63,326	$37,860	67.3%	$42,218	$70,650	(40.2)%	$82,111	$86,557	(5.1)%
	Avg. Price	$666,589	$525,833	26.8%	$541,256	$630,804	(14.2)%	$631,623	$569,454	10.9%
Mid-Atlantic
(DE, MD, VA, WV)	Home	253	181	39.8%	219	240	(8.8)%	557	343	62.4%
	Dollars	$135,364	$86,296	56.9%	$114,221	$135,866	(15.9)%	$291,115	$193,387	50.5%
	Avg. Price	$535,036	$476,773	12.2%	$521,557	$566,108	(7.9)%	$522,648	$563,810	(7.3)%
Midwest
(IL, OH)	Home	249	177	40.7%	187	232	(19.4)%	596	450	32.4%
	Dollars	$79,999	$54,682	46.3%	$59,498	$68,714	(13.4)%	$169,517	$122,681	38.2%
	Avg. Price	$321,281	$308,938	4.0%	$318,171	$296,181	7.4%	$284,424	$272,624	4.3%
Southeast
(FL, GA, SC)	Home	163	179	(8.9)%	169	193	(12.4)%	298	282	5.7%
	Dollars	$74,765	$69,765	7.2%	$73,741	$76,414	(3.5)%	$146,971	$121,921	20.5%
	Avg. Price	$458,681	$389,749	17.7%	$436,337	$395,927	10.2%	$493,191	$432,344	14.1%
Southwest
(AZ, TX)	Home	712	496	43.5%	584	621	(6.0)%	1,066	663	60.8%
	Dollars	$245,813	$166,723	47.4%	$194,505	$213,089	(8.7)%	$360,225	$230,898	56.0%
	Avg. Price	$345,243	$336,135	2.7%	$333,057	$343,138	(2.9)%	$337,922	$348,261	(3.0)%
West
(CA)	Home	446	240	85.8%	335	311	7.7%	755	301	150.8%
	Dollars	$229,656	$102,460	124.1%	$159,332	$127,413	25.1%	$369,887	$124,700	196.6%
	Avg. Price	$514,924	$426,917	20.6%	$475,618	$409,688	16.1%	$489,917	$414,286	18.3%
Consolidated
Total	Home	1,918	1,345	42.6%	1,572	1,709	(8.0)%	3,402	2,191	55.3%
	Dollars	$828,923	$517,786	60.1%	$643,515	$692,146	(7.0)%	$1,419,826	$880,144	61.3%
	Avg. Price	$432,181	$384,971	12.3%	$409,361	$405,001	1.1%	$417,350	$401,709	3.9%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	225	134	67.9%	163	232	(29.7)%	326	259	25.9%
	Dollars	$135,906	$80,126	69.6%	$102,043	$145,098	(29.7)%	$184,524	$161,807	14.0%
	Avg. Price	$604,027	$597,955	1.0%	$626,031	$625,422	0.1%	$566,025	$624,737	(9.4)%
Grand Total
	Home	2,143	1,479	44.9%	1,735	1,941	(10.6)%	3,728	2,450	52.2%
	Dollars	$964,829	$597,912	61.4%	$745,558	$837,244	(11.0)%	$1,604,350	$1,041,951	54.0%
	Avg. Price	$450,224	$404,268	11.4%	$429,716	$431,347	(0.4)%	$430,351	$425,286	1.2%

KSA JV Only
	Home	326	71	359.2%	0	0	0.0%	1,092	202	440.6%
	Dollars	$51,110	$11,517	343.8%	$0	$0	0.0%	$171,673	$32,316	431.2%
	Avg. Price	$156,779	$162,211	(3.3)%	$0	$0	0.0%	$157,209	$159,982	(1.7)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)
		Contracts (1)			Deliveries			Contract
		Year Ended			Year Ended			Backlog
		October 31,			October 31,			October 31,
		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Northeast
(NJ, PA)	Home	326	293	11.3%	348	192	81.3%	130	152	(14.5)%
	Dollars	$171,181	$172,950	(1.0)%	$175,627	$116,889	50.3%	$82,111	$86,557	(5.1)%
	Avg. Price	$525,095	$590,273	(11.0)%	$504,675	$608,797	(17.1)%	$631,623	$569,454	10.9%
Mid-Atlantic
(DE, MD, VA, WV)	Home	990	728	36.0%	755	652	15.8%	557	343	62.4%
	Dollars	$510,229	$385,862	32.2%	$402,647	$356,674	12.9%	$291,115	$193,387	50.5%
	Avg. Price	$515,383	$530,030	(2.8)%	$533,307	$547,046	(2.5)%	$522,648	$563,810	(7.3)%
Midwest
(IL, OH)	Home	873	736	18.6%	727	680	6.9%	596	450	32.4%
	Dollars	$272,170	$219,266	24.1%	$225,334	$203,734	10.6%	$169,517	$122,681	38.2%
	Avg. Price	$311,764	$297,916	4.6%	$309,950	$299,609	3.5%	$284,424	$272,624	4.3%
Southeast
(FL, GA, SC)	Home	599	576	4.0%	548	545	0.6%	298	282	5.7%
	Dollars	$270,277	$233,645	15.7%	$232,333	$219,860	5.7%	$146,971	$121,921	20.5%
	Avg. Price	$451,214	$405,634	11.2%	$423,965	$403,413	5.1%	$493,191	$432,344	14.1%
Southwest
(AZ, TX)	Home	2,636	2,006	31.4%	2,233	1,866	19.7%	1,066	663	60.8%
	Dollars	$872,630	$677,244	28.9%	$743,301	$627,201	18.5%	$360,225	$230,898	56.0%
	Avg. Price	$331,043	$337,609	(1.9)%	$332,871	$336,121	(1.0)%	$337,922	$348,261	(3.0)%
West
(CA)	Home	1,529	1,001	52.7%	1,075	1,011	6.3%	755	301	150.8%
	Dollars	$717,973	$411,577	74.4%	$472,786	$425,324	11.2%	$369,887	$124,700	196.6%
	Avg. Price	$469,570	$411,166	14.2%	$439,801	$420,696	4.5%	$489,917	$414,286	18.3%
Consolidated Total
	Home	6,953	5,340	30.2%	5,686	4,946	15.0%	3,402	2,191	55.3%
	Dollars	$2,814,460	$2,100,544	34.0%	$2,252,028	$1,949,682	15.5%	$1,419,826	$880,144	61.3%
	Avg. Price	$404,784	$393,360	2.9%	$396,065	$394,194	0.5%	$417,350	$401,709	3.9%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	739	636	16.2%	728	767	(5.1)%	326	259	25.9%
	Dollars	$432,570	$398,476	8.6%	$432,602	$483,697	(10.6)%	$184,524	$161,807	14.0%
	Avg. Price	$585,345	$626,535	(6.6)%	$594,234	$630,635	(5.8)%	$566,025	$624,737	(9.4)%
Grand Total
	Home	7,692	5,976	28.7%	6,414	5,713	12.3%	3,728	2,450	52.2%
	Dollars	$3,247,030	$2,499,020	29.9%	$2,684,630	$2,433,379	10.3%	$1,604,350	$1,041,951	54.0%
	Avg. Price	$422,131	$418,176	0.9%	$418,558	$425,937	(1.7)%	$430,351	$425,286	1.2%

KSA JV Only
	Home	890	204	336.3%	0	7	(100.0)%	1,092	202	440.6%
	Dollars	$139,356	$32,943	323.0%	$0	$1,627	(100.0)%	$171,673	$32,316	431.2%
	Avg. Price	$156,580	$161,485	(3.0)%	$0	$232,429	(100.0)%	$157,210	$159,982	(1.7)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)
(UNAUDITED)
		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		October 31,			October 31,			October 31,
		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Northeast
(unconsolidated joint ventures)	Home	16	47	(66.0)%	31	82	(62.2)%	18	76	(76.3)%
(excluding KSA JV)	Dollars	$24,384	$33,054	(26.2)%	$31,421	$62,284	(49.6)%	$24,535	$63,680	(61.5)%
(NJ, PA)	Avg. Price	$1,524,000	$703,277	116.7%	$1,013,581	$759,561	33.4%	$1,363,056	$837,895	62.7%
Mid-Atlantic
(unconsolidated joint ventures)	Home	63	11	472.7%	21	26	(19.2)%	90	21	328.6%
(DE, MD, VA, WV)	Dollars	$33,382	$5,862	469.5%	$10,378	$15,816	(34.4)%	$46,821	$11,121	321.0%
	Avg. Price	$529,873	$532,909	(0.6)%	$494,190	$608,308	(18.8)%	$520,233	$529,571	(1.8)%
Midwest
(unconsolidated joint ventures)	Home	2	4	(50.0)%	2	3	(33.3)%	0	3	(100.0)%
(IL, OH)	Dollars	$950	$1,800	(47.2)%	$950	$1,400	(32.1)%	$0	$1,285	(100.0)%
	Avg. Price	$475,000	$450,000	5.6%	$475,000	$466,667	1.8%	$0	$428,333	(100.0)%
Southeast
(unconsolidated joint ventures)	Home	89	31	187.1%	69	60	15.0%	149	88	69.3%
(FL, GA, SC)	Dollars	$49,970	$16,611	200.8%	$36,307	$33,080	9.8%	$78,528	$47,678	64.7%
	Avg. Price	$561,461	$535,839	4.8%	$526,188	$551,333	(4.6)%	$527,034	$541,795	(2.7)%
Southwest
(unconsolidated joint ventures)	Home	30	30	0.0%	30	40	(25.0)%	46	45	2.2%
(AZ, TX)	Dollars	$18,553	$18,347	1.1%	$19,509	$24,793	(21.3)%	$26,803	$28,318	(5.3)%
	Avg. Price	$618,433	$611,567	1.1%	$650,300	$619,825	4.9%	$582,674	$629,289	(7.4)%
West
(unconsolidated joint ventures)	Home	25	11	127.3%	10	21	(52.4)%	23	26	(11.5)%
(CA)	Dollars	$8,667	$4,452	94.7%	$3,478	$7,725	(55.0)%	$7,837	$9,725	(19.4)%
	Avg. Price	$346,680	$404,727	(14.3)%	$347,800	$367,857	(5.5)%	$340,739	$374,038	(8.9)%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	225	134	67.9%	163	232	(29.7)%	326	259	25.9%
	Dollars	$135,906	$80,126	69.6%	$102,043	$145,098	(29.7)%	$184,524	$161,807	14.0%
	Avg. Price	$604,027	$597,955	1.0%	$626,031	$625,422	0.1%	$566,025	$624,737	(9.4)%

KSA JV Only
	Home	326	71	359.2%	0	0	0.0%	1,092	202	440.6%
	Dollars	$51,110	$11,517	343.8%	$0	$0	0.0%	$171,673	$32,316	431.2%
	Avg. Price	$156,779	$162,211	(3.3)%	$0	$0	0.0%	$157,210	$159,982	(1.7)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)
(UNAUDITED)
		Contracts (1)			Deliveries			Contract
		Year Ended			Year Ended			Backlog
		October 31,			October 31,			October 31,
		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Northeast
(unconsolidated joint ventures)	Home	146	235	(37.9)%	204	273	(25.3)%	18	76	(76.3)%
(excluding KSA JV)	Dollars	$128,526	$183,450	(29.9)%	$167,671	$213,137	(21.3)%	$24,535	$63,680	(61.5)%
(NJ, PA)	Avg. Price	$880,315	$780,638	12.8%	$821,917	$780,722	5.3%	$1,363,056	$837,895	62.7%
Mid-Atlantic
(unconsolidated joint ventures)	Home	133	37	259.5%	85	69	23.2%	90	21	328.6%
(DE, MD, VA, WV)	Dollars	$68,605	$25,020	174.2%	$42,759	$49,083	(12.9)%	$46,821	$11,121	321.0%
	Avg. Price	$515,827	$676,216	(23.7)%	$503,047	$711,348	(29.3)%	$520,233	$529,571	(1.8)%
Midwest
(unconsolidated joint ventures)	Home	13	16	(18.8)%	16	22	(27.3)%	0	3	(100.0)%
(IL, OH)	Dollars	$6,059	$8,272	(26.8)%	$7,344	$13,063	(43.8)%	$0	$1,285	(100.0)%
	Avg. Price	$466,077	$517,000	(9.8)%	$459,000	$593,773	(22.7)%	$0	$428,333	(100.0)%
Southeast
(unconsolidated joint ventures)	Home	274	153	79.1%	248	187	32.6%	149	88	69.3%
(FL, GA, SC)	Dollars	$140,517	$82,141	71.1%	$122,562	$97,718	25.4%	$78,528	$47,678	64.7%
	Avg. Price	$512,836	$536,869	(4.5)%	$494,202	$522,556	(5.4)%	$527,034	$541,795	(2.7)%
Southwest
(unconsolidated joint ventures)	Home	106	116	(8.6)%	105	138	(23.9)%	46	45	2.2%
(AZ, TX)	Dollars	$65,700	$70,802	(7.2)%	$67,215	$82,948	(19.0)%	$26,803	$28,318	(5.3)%
	Avg. Price	$619,811	$610,362	1.5%	$640,143	$601,072	6.5%	$582,674	$629,289	(7.4)%
West
(unconsolidated joint ventures)	Home	67	79	(15.2)%	70	78	(10.3)%	23	26	(11.5)%
(CA)	Dollars	$23,163	$28,791	(19.5)%	$25,051	$27,748	(9.7)%	$7,837	$9,725	(19.4)%
	Avg. Price	$345,716	$364,443	(5.1)%	$357,871	$355,744	0.6%	$340,739	$374,038	(8.9)%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	739	636	16.2%	728	767	(5.1)%	326	259	25.9%
	Dollars	$432,570	$398,476	8.6%	$432,602	$483,697	(10.6)%	$184,524	$161,807	14.0%
	Avg. Price	$585,345	$626,535	(6.6)%	$594,234	$630,635	(5.8)%	$566,025	$624,737	(9.4)%

KSA JV Only
	Home	890	204	336.3%	0	7	(100.0)%	1,092	202	440.6%
	Dollars	$139,356	$32,943	323.0%	$0	$1,627	(100.0)%	$171,673	$32,316	431.2%
	Avg. Price	$156,580	$161,485	(3.0)%	$0	$232,429	(100.0)%	$157,210	$159,982	(1.7)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.